Exhibit 23


                           CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Warner Insurance Services, Inc. 1995 Employee Stock Option Plan and 1994 Stock Option Plan for Independent Directors of our report dated April 4, 1996, with respect to the consolidated financial statements and schedule of Warner Insurance Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP


          Hackensack, New Jersey
          April 16, 1996